Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Fourth Quarter and Year End 2016 Operating Results

Three Month Results

•	Net revenue increased 8.6% to $386.7 million

•	Net income was $80.5 million

•	Adjusted EBITDA increased 9.4% to $173.6 million

            Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 2.0%

•	Acquisition-adjusted EBITDA increased 2.0%

Baton Rouge, LA – February 22, 2017 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2016.

“We concluded 2016 with a solid fourth quarter,” said Lamar CEO Sean Reilly. “For the full year our revenue growth, combined with continued discipline on expenses, allowed us to increase our AFFO per share by nearly 9%, at the top end of the guidance we provided at the start of 2016.”

Fourth Quarter Highlights

•	FFO increased $8.2 million

•	AFFO increased $6.4 million

•	Diluted earnings per share increased to $0.81

•	Diluted AFFO per share increased 3.9%

Fourth Quarter Results

Lamar reported net revenues of $386.7 million for the fourth quarter of 2016 versus $356.0 million for the fourth quarter of 2015, an 8.6% increase. Operating income for the fourth quarter of 2016 was $115.4 million as compared to $104.8 million for the same period in 2015. Lamar recognized net income of $80.5 million for the fourth quarter of 2016 compared to net income of $76.5 million for same period in 2015. Net income per diluted share was $0.81 and $0.79 for the three months ended December 31, 2016 and 2015, respectively.

Adjusted EBITDA for the fourth quarter of 2016 was $173.6 million versus $158.7 million for the fourth quarter of 2015, an increase of 9.4%.

Cash flow provided by operating activities increased 12.1% to $184.0 million for the three months ended December 31, 2016 as compared to the same period in 2015. Free cash flow for the fourth quarter of 2016 was $111.1 million as compared to $103.4 million for the same period in 2015, a 7.4% increase.

For the fourth quarter of 2016, Funds From Operations, or FFO, was $126.6 million versus $118.4 million for the same period in 2015, an increase of 7.0%. Adjusted Funds From Operations, or AFFO, for the fourth quarter of 2016 was $128.9 million compared to $122.5 million for the same period in 2015, a 5.2% increase.    Diluted AFFO per share increased 3.9% to $1.32 for the three months ended December 31, 2016 as compared to $1.27 for the same period in 2015.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the fourth quarter of 2016 increased 2.0% over Acquisition-adjusted net revenue for the fourth quarter of 2015. Acquisition-adjusted EBITDA for the fourth quarter of 2016 increased 2.0% as compared to Acquisition-adjusted EBITDA for the fourth quarter of 2015. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2015 period for acquisitions and divestitures for the same time frame as actually owned in the 2016 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Twelve Months Results

Lamar reported net revenues of $1.5 billion for the twelve months ended December 31, 2016 versus $1.35 billion for the same period in 2015, a 10.9% increase. Operating income for the twelve months ended December 31, 2016 was $439.0 million as compared to $383.0 million for the same period in 2015. Lamar recognized net income of $298.8 million for the twelve months ended December 31, 2016 as compared to net income of $262.6 million for the same period in 2015. Net income per diluted share was $3.05 and $2.72 for the twelve months ended December 31, 2016 and 2015, respectively. In addition, Adjusted EBITDA for the twelve months ended December 31, 2016 was $657.5 million versus $591.6 million for the same period in 2015, an 11.1% increase.

Cash flow provided by operating activities increased to $521.8 million for the twelve months ended December 31, 2016, as compared to $477.7 million for the same period in 2015. Free cash flow for the twelve months ended December 31, 2016 increased 11.0% to $417.4 million as compared to $376.1 million for the same period in 2015.

For the twelve months ended December 31, 2016, FFO was $475.6 million versus $430.9 million for the same period in 2015, a 10.4% increase. AFFO for the twelve months ended December 31, 2016 was $488.9 million compared to $442.1 million for the same period in 2015, a 10.6% increase. Diluted AFFO per share increased to $5.00 for the twelve months ended December 31, 2016, as compared to $4.59 in 2015, an increase of 8.9%.

Liquidity

As of December 31, 2016, Lamar had $245.4 million in total liquidity that consisted of $209.9 million available for borrowing under its revolving senior credit facility and approximately $35.5 million in cash and cash equivalents.

Recent Events

Distributions. On December 30, 2016, Lamar made its fourth quarterly dividend distribution of $0.76 per share, or a total cash distribution of approximately $74.0 million, to common stockholders of record on December 19, 2016. For the year ended December 31, 2016, Lamar’s distributions to common stockholders were $3.02 per share, or $293.6 million in the aggregate.

Guidance

We expect Diluted AFFO per share for fiscal year 2017 will be between $5.05 and $5.20, representing growth of approximately 1% to 4% over 2016, with net income per diluted share expected to be between $3.13 and $3.28. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures”, for a reconciliation to GAAP.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•	We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•	Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•	We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate non-controlling interest.

•	We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash tax expense (benefit); (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing and debt issuance costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and gain (loss) on disposition of assets.

•	Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Rather, Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provide investors with a meaningful measure for evaluating our period-over-period operating performance because they eliminate items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measure, have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, February 22, 2017 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	69148814
Available through Wednesday, March 1, 2017 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Wednesday, March 1, 2017 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 330,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with approximately 2,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Net revenues	$386,717	$355,969	$1,500,294	$1,353,396

Operating expenses (income)
Direct advertising expenses	132,369	122,901	525,597	473,760
General and administrative expenses	65,071	59,685	256,875	230,924
Corporate expenses	15,642	14,716	60,354	57,127
Stock-based compensation	8,910	8,382	28,560	25,890
Depreciation and amortization	52,229	47,037	204,958	191,433
Gain on disposition of assets	(2,874)	(1,535)	(15,095)	(8,765)

	271,347	251,186	1,061,249	970,369

Operating income	115,370	104,783	439,045	383,027
Other (income) expense
Interest income	—	(6)	(6)	(34)
Loss on extinguishment of debt	—	—	3,198	—
Interest expense	31,219	24,480	123,688	98,433

	31,219	24,474	126,880	98,399

Income before income tax expense	84,151	80,309	312,165	284,628
Income tax expense	3,626	3,780	13,356	22,058

Net income	80,525	76,529	298,809	262,570
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$80,433	$76,437	$298,444	$262,205

Earnings per share:
Basic earnings per share	$0.83	$0.79	$3.07	$2.72

Diluted earnings per share	$0.81	$0.79	$3.05	$2.72

Weighted average common shares outstanding:
- basic	97,347,497	96,622,092	97,129,614	96,321,578
- diluted	97,951,462	96,675,737	97,693,424	96,375,130

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$173,635	$158,667	$657,468	$591,585
Interest, net	(29,879)	(23,290)	(118,349)	(93,717)
Current tax expense	(3,819)	(2,253)	(13,699)	(10,959)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(28,787)	(29,661)	(107,612)	(110,425)

Free Cash Flow	$111,058	$103,371	$417,443	$376,119

OTHER DATA (continued):

	December 31, 2016	December 31, 2015
Selected Balance Sheet Data:
Cash and cash equivalents	$35,530	$22,327
Working capital	$38,511	$44,902
Total assets	$3,900,466	$3,363,744
Total debt, net of deferred financing costs (including current maturities)	$2,349,183	$1,891,450
Total stockholders’ equity	$1,069,528	$1,021,059

	Three months ended December, 31		Twelve Months ended December 31,
	2016	2015	2016	2015
Selected Cash Flow Data:
Cash flows provided by operating activities	$183,997	$164,180	$521,823	$477,650
Cash flows used in investing activities	$(83,898)	$(58,166)	$(680,983)	$(253,880)
Cash flows (used in) provided by financing activities	$(101,588)	$(112,131)	$171,908	$(224,808)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$183,997	$164,180	$521,823	$477,650
Changes in operating assets and liabilities	(43,021)	(29,395)	10,467	15,765
Total capital expenditures	(28,787)	(29,661)	(107,612)	(110,425)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(1,039)	(1,661)	(6,870)	(6,506)

Free cash flow	$111,058	$103,371	$417,443	$376,119

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$173,635	$158,667	$657,468	$591,585
Less:
Stock-based compensation	8,910	8,382	28,560	25,890
Depreciation and amortization	52,229	47,037	204,958	191,433
Gain on disposition of assets	(2,874)	(1,535)	(15,095)	(8,765)

Operating Income	115,370	104,783	439,045	383,027
Less:
Interest income	—	(6)	(6)	(34)
Loss on extinguishment of debt	—	—	3,198	—
Interest expense	31,219	24,480	123,688	98,433
Income tax expense	3,626	3,780	13,356	22,058

Net income	$80,525	$76,529	$298,809	$262,570

Capital expenditure detail by category:
Billboards - traditional	$13,687	$10,655	$48,009	$32,283
Billboards - digital	8,424	9,529	33,181	49,531
Logo	2,360	2,261	7,781	9,420
Transit	97	264	700	510
Land and buildings	1,791	4,784	10,295	10,629
Operating equipment	2,428	2,168	7,646	8,052

Total capital expenditures	$28,787	$29,661	$107,612	$110,425

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,
	2016	2015	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$386,717	$355,969	8.6%
Acquisitions and divestitures	—	23,251

Acquisition-adjusted results-net revenue	$386,717	$379,220	2.0%

Reported direct advertising and G&A expenses	$197,440	$182,586	8.1%
Acquisitions and divestitures	—	11,673

Acquisition-adjusted results-direct advertising and G&A expenses	$197,440	$194,259	1.6%

Outdoor operating income	$189,277	$173,383	9.2%
Acquisitions and divestitures	—	11,578

Acquisition-adjusted results-outdoor operating income	$189,277	$184,961	2.3%

Reported corporate expenses	$15,642	$14,716	6.3%
Acquisitions and divestitures	—	72

Acquisition-adjusted results-corporate expenses	$15,642	$14,788	5.8%

Adjusted EBITDA	$173,635	$158,667	9.4%
Acquisitions and divestitures	—	11,506

Acquisition-adjusted EBITDA	$173,635	$170,173	2.0%

(a)	Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2015 for acquisitions and divestitures for the same time frame as actually owned in 2016.

	Three months ended December 31,
	2016	2015
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating Income	$189,277	$173,383
Less: Corporate expenses	15,642	14,716
Stock-based compensation	8,910	8,382
Depreciation and amortization	52,229	47,037
Plus: Gain on disposition of assets	2,874	1,535

Operating Income	$115,370	$104,783

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$80,525	$76,529	$298,809	$262,570
Depreciation and amortization related to real estate	48,570	43,201	190,964	176,132
Gain from disposition of real estate assets and investments	(2,769)	(1,543)	(14,789)	(8,467)
Adjustment for unconsolidated affiliates and non-controlling interest	287	185	605	631

Funds From Operations	$126,613	$118,372	$475,589	$430,866

Straight-line expense	24	282	255	463
Stock-based compensation expense	8,910	8,382	28,560	25,890
Non-cash portion of tax provision	(193)	1,527	(343)	11,099
Non-real estate related depreciation and amortization	3,659	3,836	13,994	15,301
Amortization of deferred financing costs	1,340	1,184	5,333	4,682
Loss on extinguishment of debt	—	—	3,198	—
Capitalized expenditures—maintenance	(11,148)	(10,859)	(37,090)	(45,605)
Adjustment for unconsolidated affiliates and non-controlling interest	(287)	(185)	(605)	(631)

Adjusted Funds From Operations	$128,918	$122,539	$488,891	$442,065

Divided by weighted average diluted common shares outstanding	97,951,462	96,675,737	97,693,424	96,375,130

Diluted AFFO per share	$1.32	$1.27	$5.00	$4.59

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected Adjusted Funds From Operations

	Year ended December 31, 2017
	Low	High
Net income	$308,500	$323,300
Depreciation and amortization related to real estate	191,000	191,000
Gain from disposal of real estate assets and investments	(5,000)	(5,000)
Adjustment for unconsolidated affiliates and non-controlling interest	600	600

Funds From Operations	$495,100	$509,900

Straight-line income	(500)	(500)
Stock-based compensation expense	28,000	28,000
Non-cash portion of tax provision	(500)	(500)
Non-real estate related depreciation and amortization	15,000	15,000
Amortization of deferred financing costs	5,500	5,500
Capitalized expenditures—maintenance	(45,000)	(45,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(600)	(600)

Adjusted Funds From Operations	$497,000	$511,800

Weighted average diluted shares outstanding	98,500,000	98,500,000

Diluted earnings per share	$3.13	$3.28

Diluted AFFO per share	$5.05	$5.20

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of February 2017. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.